Calculation of Filing Fee Tables
S-3
Oruka Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock, $0.001 par value per share	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Preferred Stock, $0.001 par value per share	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Depositary Shares	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Warrants	457(o)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	1	Other	Unallocated (Universal) Shelf	457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of depositary shares and such indeterminate number of warrants to purchase preferred stock or common stock as shall have an aggregate initial offering price not to exceed $500,000,000. The securities registered also include such indeterminate number of shares of preferred stock and common stock as may be issued upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the ''Securities Act''), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by Oruka Therapeutics, Inc, or the Registrant, in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A